Exhibit 99.3
LIMELIGHT NETWORKS, INC.
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to the Employment Agreement (the “Amendment”) is made as of December 30, 2008, by and between Limelight Networks, Inc. (the “Company”), and Michael Gordon (the “Employee”).
RECITALS
     WHEREAS, the Company and Employee entered into that certain Employment Agreement dated as of September 22, 2008 (the “Agreement”).
     WHEREAS, the Company and Employee desire to amend the Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, the Company and Employee agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:
AGREEMENT
     1. Annual Incentive. Section 3(b) of the Agreement, entitled “Annual Incentive,” is hereby amended to read in its entirety as follows:
“(b) Annual Incentive. Employee will be eligible to receive annual cash incentives payable for the achievement of company or individual performance goals established or approved by the Board of Directors of the Company (the “Board”) or by the Compensation Committee of the Board (the “Committee”). During calendar year 2008, Employee’s target annual incentive (“Target Annual Incentive”) will be $110,000. The actual earned annual cash incentive, if any, payable to Employee for any performance period will depend upon the extent to which the applicable performance goal(s) specified by the Committee are achieved. Any annual cash incentives earned pursuant to this Section 3(b) will be paid to Employee as soon as reasonably practicable following the date on which such annual cash incentives are earned, but in no event will be paid later than March 15 of the year following the year in which such annual cash incentives are earned.”
     2. Termination of Employment. Section 6 of the Agreement, entitled “Termination of Employment,” is hereby amended to read in its entirety as follows:
“6. Termination of Employment. In the event Employee’s employment with the Company terminates for any reason, Employee will be entitled to any

(a) unpaid Base Salary accrued up to the effective date of termination; (b) unpaid, but earned and accrued annual incentive for any completed fiscal year as of his termination of employment; (c) pay for accrued but unused vacation; (d) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Employee; (e) unreimbursed business expenses required to be reimbursed to Employee; and (f) rights to indemnification Employee may have under the Company’s Certificate of Incorporation, Bylaws, this Agreement, and/or separate indemnification agreement, as applicable. In the event Employee’s employment with the Company terminates for any reason (other than Cause), Employee will be entitled to exercise any outstanding vested stock options until the first to occur of: (i) the date that is three months following the later of such termination of employment or the date upon which Employee ceases to provide any other services to the Company or any of its affiliates, whether as a director, independent contractor or otherwise, (ii) the applicable scheduled expiration date of such award (in the absence of any termination of employment) as set forth in the award agreement, or (iii) the ten (10) year anniversary of the award’s original date of grant. For purposes of clarity, the term “expiration date” shall be the scheduled expiration of the option agreement and not the period that Employee shall be entitled to exercise such option. In addition, if the termination is by the Company without Cause or Employee resigns for Good Reason, Employee will be entitled to the amounts and benefits specified in Section 7.”
     3. Separation Agreement and Release of Claims. Section 8(a) of the Agreement, entitled “Separation Agreement and Release of Claims” is hereby amended to read in its entirety as follows:
“(a) Separation Agreement and Release of Claims. The receipt of any severance or other benefits pursuant to Sections 3 and 7 will be subject to Employee signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to the Company and honoring all continuing covenants in this Agreement and the Inventions Agreement and provided that such release of claims becomes effective and irrevocable no later than sixty (60) days following the termination date (such deadline, the “Release Deadline”). The Company shall deliver such form to Employee within five (5) business days after the date of termination. No severance or other benefits pursuant to Section 7 will be paid or provided until the separation agreement and release of claims becomes effective and irrevocable. If the separation agreement and release of claims does not become effective by the Release Deadline, Employee will forfeit any rights to severance or benefits under this Agreement. Any severance payments or benefits under this Agreement that would be considered Deferred Compensation Severance Benefits (as defined in Section 23), will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Employee’s “separation from service”, or, if later, such time as required by Section 23. Any installment payments that would have been made to Employee during the sixty (60) day period immediately following Employee’s “separation from service” but for the preceding sentence will be paid to Employee on the sixtieth (60th) day following Employee’s “separation from service” and the remaining payments will be made as provided in this Agreement. If Employee should die before all of the severance amounts have been paid, such unpaid amounts will be paid in a lump-sum payment promptly following such event to Employee’s designated beneficiary, if living, or otherwise to the personal representative of Employee’s estate.”
     4. Excise Tax. Section 9 of the Agreement, entitled “Excise Tax,” is hereby amended to read in its entirety as follows:
“9. Excise Tax. In the event that the benefits provided for in this Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and will be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Employee’s severance benefits payable under the terms of this Agreement will be either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Employee on an after-tax basis, of the greatest amount of severance benefits. Any reduction in payments and/or benefits required by this Section 9 will occur in the following order: (1) reduction of cash payments; (2) reduction of vesting acceleration of equity awards; and (3) reduction of other benefits paid or provided to Employee. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant for Employee’s equity awards. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis.”
     5. Good Reason. Section 10(d) of the Agreement, entitled “Good Reason” is hereby amended to read in its entirety as follows:
“(d) Good Reason. For purposes of this Agreement, “Good Reason” means Employee’s termination of employment within twelve (12) months following the initial existence of any of the following that constitutes “Good Reason” and following the expiration of any cure period (as discussed below), without Employee’s express written consent:
(i) An adverse change in Employee’s title or reporting relationship, or a significant reduction of Employee’s duties, position, or responsibilities, relative to Employee’s duties, position, or responsibilities in effect immediately prior to such reduction, so that there is a material reduction in Employee’s authority, duties or responsibilities;

(ii) A material reduction in Employee’s base compensation as in effect immediately prior to such reduction. Notwithstanding the foregoing, a one-time reduction that also is applied to substantially all other executive officers of the Company and which one-time reduction reduces the base compensation by a percentage reduction of 10% or less in the aggregate will not constitute “Good Reason”;
(iii) A material change in geographic location at which Employee must perform services (that is, the relocation of Employee to a facility or location more than thirty-five (35) miles from the location of the Company’s executive offices as of the Effective Date); or
(iv) Any material breach by the Company of any material contractual obligation owed Employee pursuant to this Agreement (including, without limitation, the failure of the Company to obtain the assumption of this Agreement by a successor).
Employee will not resign for Good Reason without first providing the Company with written notice within ninety (90) days of the event that Employee believes constitutes “Good Reason” specifically identifying the acts or omissions constituting the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days.”
     6. Section 409A. Section 23 of the Agreement, entitled “Code Section 409A,” is hereby amended to read in its entirety as follows:
“23. Code Section 409A.
     (a) Notwithstanding anything to the contrary in this Agreement, no severance payable to Employee, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A of the Code and the final regulations and any guidance promulgated thereunder (“Section 409A”) (together, the “Deferred Compensation Separation Benefits”) will be payable until Employee has a “separation from service” within the meaning of Section 409A.
     (b) Notwithstanding anything to the contrary in this Agreement, if Employee is a “specified employee” within the meaning of Section 409A at the time of Employee’s termination (other than due to death), then the Deferred Compensation Separation Benefits that are payable within the first six (6) months following Employee’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Employee’s separation from service. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit.

Notwithstanding anything herein to the contrary, if Employee dies following Employee’s separation from service but prior to the six (6) month anniversary of the separation, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Employee’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
     (c) Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in
Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Compensation Separation Benefits for purposes of clause (i) above.
     (d) Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that do not exceed the Section 409A Limit will not constitute Deferred Compensation Separation Benefits for purposes of clause (i) above. For purposes of this Agreement, “Section 409A Limit” will mean the lesser of two (2) times: (i) Employee’s annualized compensation based upon the annual rate of pay paid to Employee during the Company’s taxable year preceding the Company’s taxable year of Employee’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Employee’s employment is terminated.
     (e) The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A.”
     7. Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.
     8. Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     9. Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.
     10. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.
     11. Governing Law. This Amendment shall be governed in all respects by the internal laws of Arizona, without regard to principles of conflicts of law.
     12. Amendment. Any provision of this Amendment may be amended, waived or terminated by a written instrument signed by the Company and Employee.
(Signature page follows)

     IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

MICHAEL GORDON	LIMELIGHT NETWORKS, INC.

/s/ Michael Gordon	/s/ Jeff Lunsford

Signature	Signature

Michael Gordon	Jeff Lunsford

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CEO

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(Signature page to Amendment to Michael Gordon Employment Agreement)